Exhibit 16

April 23, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.

and

Ontario Securities Commission
20 Queen Street West
Toronto, Ontario
M5H 3S8


Dear Sirs:

We have read the statements made by Moore Corporation Limited (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 23, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,



/s/ PricewaterhouseCoopers LLP
Chartered Accountants

cc:      Mr. R.B. Lewis, Moore Corporation Limited
         Mr. W. Richter, Deloitte & Touche LLP